EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                   Company Name                           State of Incorporation
                   ------------                           ----------------------


Einstein Computer Corp.                                           Florida

Legal Club.com, Inc. (f/k/a And Justice for All)                  Florida

Legal Club Financial Corp. (d.b.a. PeoplesChoice)                 Florida

National Association of Networked Attorneys, Inc.                 Florida